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As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this amendment No. 4 to the Bayou Steel Corporation registration statement.



                              [SIGNATURE FOR ARTHUR ANDERSEN & CO. APPEARS HERE]




New Orleans, Louisiana
February 18, 1994